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Exhibit 10.15

                               PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement") is made and entered into as of May 30, 2005, by and between PPOL, Inc., a California corporation ("Purchaser"), K.K. Green Capital, a Japan corporation ("Seller"), and K.K. U Service, a Japan corporation, ("USC"), and each of Seller, Purchaser and USC a "Party", and collectively, the "Parties").

                                    RECITALS

         A. Seller is the majority owner of Foster Strategic Management Partnership, a Singapore partnership, which owns approximately 10,547,594 shares of common stock of the Purchaser, representing approximately 58.62% of Seller's issued and outstanding common stock.

         B. Seller is the owner of 38,000 shares (the "USC Shares") of common stock of USC, representing one hundred percent (100%) of the issued and outstanding common stock of USC.

         C. By this Agreement, among other things, Purchaser desires to purchase and acquire from Seller, and Seller desires to sell and transfer to Purchaser, the USC Shares, all upon the terms, conditions and covenants set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing, and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms, conditions and covenants set forth below, the Parties hereto agree as follows:

         1. SALE OF USC SHARES. Upon the execution hereof, and subject to satisfaction of the conditions set forth in Section 5, below, Seller hereby sells, assigns and transfers, and Purchaser hereby acquires and purchases, the USC Shares. The Parties acknowledge that the values for which the USC Shares are purchased by the Purchaser are as indicated on EXHIBIT A.

         2. PAYMENT OF PURCHASE PRICE FOR USC SHARES. As consideration for the purchase of the USC Shares, Purchaser hereby pays to Seller, an amount equal to JPY 380,000,000 in immediately available funds via wire transfer to a bank account designated by the Seller. Seller shall be responsible for all payments to any governmental authority, including but not limited to national, prefecture or local governments, of any and all taxes, including but not limited to, transfer, withholding, stamp and consumption taxes to the extent applicable to the cash payment by Purchaser.

         3. DELIVERY OF STOCK CERTIFICATES Upon the execution of this Agreement, Seller shall deliver the following items to Purchaser:

                  (a) stock certificates evidencing the USC Shares with each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller;

                  (b) a copy of USC board resolutions authorizing the transfer of USC Shares from Seller to Purchaser; and

                  (c) all of the books and records of Seller relating to USC;

         4. REPRESENTATIONS AND WARRANTIES.

                  (a) Seller hereby represents and warrants to Purchaser, as follows:

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                           (i) Seller is a corporation duly organized, validly
existing and in good standing under the laws of Japan. Seller has all necessary power and authority to enter into this Agreement and to consummate the transaction contemplated hereby without obtaining the consent or approval of any third party.

                           (ii) All corporate action on the part of the Seller
necessary for authorization, execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder has been taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditor's rights and by general equitable principles.

                           (iii) The execution, delivery and performance of this
Agreement will not, with or without the giving of notice and/or the passage of time, (i) violate any provision of law applicable to Seller (ii) conflict with or result in the breach of, termination of, or constitute a default under or pursuant to any judgment, order, injunction, decree or ruling of any court or governmental authority by which Seller is a party or by which Seller is bound, or (iii) conflict with or result in the breach of, or constitute a default under any of the terms, conditions or provisions of any agreement or instrument or other obligation to which Seller is a party or by which Seller's properties or assets are subject.

                  (b) Each of Seller and USC hereby represents and warrants to Purchaser, as follows:

                           (i) USC is a corporation duly organized, validly
existing and in good standing under the laws of Japan.

                           (ii) The authorized capital stock of USC consists of
120,000 shares, of which 38,000 shares are issued and outstanding. All the outstanding shares of USC's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as specifically provided in the Revised Letter of Understanding, there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of USC obligating USC to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock, or other equity or debt interest in, USC or securities convertible into or exchangeable for such shares or equity interests.

                           (iii) The USC Shares represent all of the issued and
outstanding capital stock of USC. The USC
Shares are owned by Seller and held by Seller, or by a nominee or custodian for the sole and exclusive benefit of Seller, free and clear of all assignments, pledges, security interests, liens, charges and encumbrances whatsoever.

                           (iv) USC has all necessary power and authority to
enter into this Agreement and to consummate the transaction contemplated hereby without obtaining the consent or approval of any third party.

                           (v) All corporate action on the part of USC necessary
for authorization, execution and delivery of this Agreement and the performance of all obligations of USC hereunder, has been taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of USC, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditor's rights and by general equitable principles.

                           (vi) The execution, delivery and performance of this
Agreement will not, with or without the giving of notice and/or the passage of time, (i) violate any provision of law applicable to USC (ii) conflict with or result in the breach of, termination of, or constitute a default under or pursuant to any judgment, order, injunction, decree or ruling of any court or

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governmental authority by which USC is a party or by which USC is bound, or
(iii) conflict with or result in the breach of, or constitute a default under any of the terms, conditions or provisions of any agreement or instrument or other obligation to which USC is a party or by which USC's properties or assets are subject.

                  (c) Purchaser hereby represents and warrants to Seller, as follows:

                           (i) Purchaser is a corporation duly organized,
validly existing and in good standing under the laws of the State of California. Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby without obtaining the consent or approval of any third party.

                           (ii) All corporate action on the part of the
Purchaser necessary for authorization, execution and delivery of this Agreement and the performance of all obligations of the Purchaser hereunder has been taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditor's rights and by general equitable principles.

                           (iii) The execution, delivery and performance of this
Agreement will not, with or without the giving of notice and/or the passage of time, (1) violate any provision of law applicable to Purchaser (2) conflict with or result in the breach of, termination of, or constitute a default under or pursuant to any judgment, order, injunction, decree or ruling of any court or governmental authority by which Purchaser is a party or by which Purchaser is bound, or (3) conflict with or result in the breach of, or constitute a default under any of the terms, conditions or provisions of any agreement or instrument or other obligation to which Purchaser is a party or by which Purchaser's properties or assets are subject.

                           (iv) Purchaser (1) is a sophisticated investor and is
experienced in evaluating and investing in securities and acknowledges that it is able to fend for itself, and by reason of its knowledge and experience in financial and business matters, or by reason of the business and financial experience of its financial advisor, if any, who is unaffiliated with and who is not compensated, directly or indirectly, by the Seller, it is capable of evaluating the merits and risks of the purchase of the USC Shares contemplated hereunder and of protecting its own interests and/or (2) has preexisting business relationships with USC and certain of their respective officers, directors or controlling persons of a nature and duration that enables Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

                           (v) Purchaser is acquiring the USC Shares solely for
investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the USC Shares have not been registered, under the Securities Act of 1933, as amended, and that there is no market for such securities.

         5. WAIVER OF ALL RIGHTS AND CLAIMS. Except as specifically stated in this Agreement, Seller hereby waives all rights and claims against USC.

         6. INDEMNIFICATION.

                  (a) INDEMNIFICATION BY SELLER. Seller shall indemnify, save and hold Purchaser, its officers, directors, employees, advisors and representatives (collectively, the "Purchaser Indemnified Parties") harmless and will pay to any of the Purchaser Indemnified Parties if any of the Purchaser Indemnified Parties shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees, court costs, consulting fees, expert witness fees and expenses incurred in the


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investigation or defense of any of the same), claim or cause of action arising out of or resulting from (i) any material untruth or inaccuracy in any representation of Seller or USC or the material breach of any warranty of Seller or USC in this Agreement; or (ii) any failure of Seller to duly perform or observe any material term, provision, covenant or agreement on the part of Seller to be performed or observed in this Agreement.

                 (b) INDEMNIFICATION. BY PURCHASER. Purchaser shall indemnify, save and hold Seller, its officers, directors, employees, advisors and representatives (collectively, the "Seller Indemnified Parties") harmless and will pay to any of the Seller Indemnified Parties if any of the Seller Indemnified Parties shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees, court costs, consulting fees, expert witness fees and expenses incurred in the investigation or defense of any of the same), claim or cause of action arising out of or resulting from (i) any material untruth or inaccuracy in any representation of Purchaser or the material breach of any warranty of Purchaser in this Agreement; or (ii) any failure of Purchaser to duly perform or observe any material term, provision, covenant or agreement on the part of Purchaser to be performed or observed in this Agreement.

         7. MISCELLANEOUS PROVISIONS.

                  (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto.

                  (b) SURVIVAL. All representations, warranties and agreements contained here shall survive the execution of this Agreement and the closing of the transactions contemplated hereby.

                  (c) SUCCESSORS AND ASSIGNS. All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (d) CLOSING COSTS. Seller and Purchaser shall each bear their respective costs of negotiating and completing this transaction, including attorneys' fees.

                  (e) CONSTRUCTION. Seller and Purchaser agree that no party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provisions hereof against any party as the drafter of the Agreement.

                  (f) AMENDMENTS. This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

                  (g) NOTICE. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, by international courier, sent by registered or certified mail (postage prepaid, return receipt requested) or by facsimile (with assurance of receipt in a manner customary for communications of such type) to the parties at the following addresses:

                  (i)      If to Purchaser, to:

                           PPOL, Inc.
                           11661 San Vicente Blvd., Suite 9O1
                           Los Angeles, CA 90049
                           Fax: 310-979-8519
                           Attention: Richard Izumi

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                  (ii)     If to Seller, to:

                           K.K. Green Capital
                           Okada Building 1st Floor
                           1-19-8
                           Shibuya, Shibuya-ku Tokyo, JAPAN
                           Fax: +81-3-5467-3047
                           Attention: Toshio Okabe

                  {iii)    If to USC, to:

                           K.K. U SERVICE
                           1-19-8 Shibuya, Shibuya-ku
                           Tokyo, JAPAN
                           Fax: +81-3-3-5467-3047
                           Attention: Toshio Okabe


or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered, in the case of hand delivery or facsimile transmission or five days after deposit in the mails, if mailed. No change in any of such addresses shall be effective insofar as notices under this Section 7(g) are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 7(g).

                 (h) FURTHER ASSURANCES. From time to time, at the request and expense of the requesting party, whether prior to, at or after the closing of the transactions contemplated by this Agreement, and without further consideration and without increasing any party's obligations hereunder, each party agrees to and shall execute and deliver such further instruments and take such other action as the requesting party may reasonably request in order to effectuate the transactions set forth herein.

                 (i) NOTICES, ANNOUNCEMENTS AND COMMUNICATIONS. The Parties hereby agree that, except, as may be required by applicable laws or stock exchange rules and regulations, no press release or similar public announcement or communication shall be made or caused to be made concerning the execution or performance of this Agreement; provided that, Seller shall cause its subsidiaries and affiliates to provide a consistent message and explanation regarding the transaction contemplated under this Agreement to its customers, suppliers and other business contacts.

                 (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law rules; provided that, the provisions relating to the unconditional consent by USC through written notification with a notarial date stamp (KAKUTEI HIZUKE) shall be governed by and construed in accordance with the laws of Japan, without regard to its conflict of law rules.

                 (k) HEADINGS. All of the section headings herein are inserted for convenience only and shall have no meaning for purposes of this Agreement. Recitals are hereby incorporated by reference in and form a party of this Agreement.

                 (l) COUNTERPART FAX SIGNATURE. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by fax and a fax copy shall be treated as an original.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the date first above written.


                                     "PURCHASER"

                                     PPOL, INC.


                                     /s/ Hisao Inoue
                                     -------------------------------------
                                     By: Hisao Inoue
                                     Its Chief Executive Officer


                                     "SELLER"

                                     K.K. GREEN CAPITAL


                                     /s/ Yoichi Yamauchi
                                     -------------------------------------
                                     By: Yoichi Yamauchi
                                     Its Representative Director


                                     "USC"

                                     K.K. U SERVICE


                                     /s/ Yoichi Yamauchi
                                     -------------------------------------
                                     By: Yoichi Yamauchi
                                     Its Representative Director

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                                    EXHIBIT A
                                    ---------

                               VALUE OF USC SHARES


                                 JPY380,000,000